Exhibit 10.31

                                 LEASE AGREEMENT

     THIS LEASE, dated this 11th day of August, 1997, by and between PEARL PROPERTIES, LTD., a Florida Limited Partnership, of 1000 North Dixie Highway, Suite A, West Palm Beach, Florida 33401 (hereinafter referred to as the "Lessor"), and BANKERS DIRECT MORTGAGE CORPORATION, 580 Village Blvd., Suite 120, West Palm Beach, FL., 33409 (hereinafter referred to as the "Lessee");

                                   WITNESSETH:

     1. DEMISED PREMISES:

     Lessor, in consideration of the rents and covenants hereinafter stipulated to be paid and performed by the Lessee, does hereby demise and Lease to Lessee, and Lessee hereby rents from Lessor, the following described premises (herein called "Demised Premises"), situated in the City of West Palm Beach, County of Palm Beach, State of Florida, being a portion of the Building known as PEARL CORPORATE CENTRE, located at 2200 North Florida Mango Road, West Palm Beach, Florida 33409, and more fully described as follows:

         o Known as being Suite 201, consisting of approximately 6,000 square feet of space. The Demised Premises are stipulated for all purposes to contain approximately 6,000 square feet of "net rentable area."

         o "Net rentable area" means the gross area within the exterior surface of the exterior walls to the midpoint of any walls separating portions of the Demised Premises from those of adjacent Lessees and to the outside of the walls separating the Demised Premises from common areas, except that "net rentable area" shall not include any common areas, core factor, loss factor or common area factor, except such areas that may be in the exclusive control and possession of the Lessee.

     2. USE:

     The Demised Premises shall be occupied and used solely for the purpose of a general office and operations center for a mortgage/finance company and activities incidental thereto.

     Lessee covenants and agrees not to use or occupy or permit said Demised Premises or any part thereof to be used or occupied for any purpose contrary to law or the rules or regulations of any public authority. Lessee shall actively and diligently operate its business in the Demised Premises in a reputable manner, and shall not commit or permit any waste in the Demised Premises.

     3. TERM:

     To have and to hold for and during the term of 36 months, commencing on the date Lessor shall have executed this Lease and turned over the Demised Premises for Lessee's work. (Commencement Date), and expiring on the last day of the 36th month.

     4. RENT:

     Lessee hereby covenants and agrees to pay Lessor as rent for the Demised Premises the sum of $179,000, plus those items specified at paragraphs 8, 11, 15, and elsewhere in this Lease as additional rent or otherwise. For convenience purposes, so long as Lessee satisfies each of the covenants and provisions of this Lease Agreement, the same shall be paid in monthly installments as per the following schedule:

YEAR                  RENT PER SQ. FT.          ANNUAL RENT     MONTHLY RENT

1 (1st 2 mo. Free)   10.00 (net eff rnt 8.33)      50,000          5,000.
2                    10.50                         63,000          5,250.
3                    11.00                         66,000          5,500.


     Said monthly rental payments, plus the applicable sales tax currently in the amount of six percent (6%), shall be payable in advance on or before the first day of each month. Lessee shall be responsible for any increase in sales tax which will be reflected in increased monthly rental as of the first day of the month following any tax increase. It is the purpose and intent of Lessor and Lessee that the rent shall be absolutely net to Lessor. Any payment due from Lessee to Lessor not received by Lessor within ten (10) days after the due date shall bear a late fee equal to six percent (6%) of the actual payment. It is understood and agreed that Lessor waives the first two months rent under this Lease Agreement, or the 60 day period following delivery of the Demised Premises by Lessor to Lessee. At the expiration of the sixty day rent free period, in the event the delivery date of the Demised Premises was on a day other than the first day of the month, Lessee shall pay to Lessor the balance of rent due after expiration of the initial 60 day rent free period and the commencement of the first full month of rent due under this Lease Agreement.

     5. PREPAID RENT:

     Upon the execution and delivery of this Lease, Lessee shall deposit with Lessor the sum of $5,000.00 in cash, to be held by Lessor as a deposit for assurance of the payment of the rent and the full and faithful performance of all of the terms, covenants and conditions of this Lease.

     Lessee shall also pay upon execution and delivery of this lease, the first month's rent totaling $5,000 plus $300.00 sales tax and the last month's rent totaling $5,000 plus $300.00 sales tax. (Total Payment upon execution of lease:
($16,130.00).

     In no event shall any portion of the deposit be used for the payment of any rental hereunder. If Lessee shall fail at any time to perform any of the terms, covenants and conditions of this lease, Lessor shall have the right to apply the deposit, or any part thereof, to any deficiency caused by such default, without jeopardizing any other rights reserved to Lessor herein, but in no event shall Lessor be required to use or apply the deposit for any such purpose. If Lessor so applies all or any portion of the Deposit, Lessee shall promptly deposit with Lessor an amount sufficient to restore the deposit to the amount first herein mentioned. If Lessee shall have faithfully performed all of the terms, covenants and conditions of this Lease, Lessor shall refund to Lessee the aforesaid deposit within thirty (30) days after the termination of this Lease and the vacation of the Demised Premises by Lessee. Notwithstanding anything to the contrary which may be contained hereinabove, insofar as Lessee shall be deemed in full compliance with all the terms, conditions, and covenants of this lease, the Deposit as provided for herein shall be applied to the rental installment of the 30th month of the Lease Term.

     6. OPTION TO RENEW:

     Lessee will have option to renew for one 3 year period (8/l/00-7/31/03). The rent applicable for the option period will be the then "Fair Market" rental rate for the area, but in no event shall the rent be lower than the rate in effect at the termination of the Lease. The option may be exercised by Lessee, provided Lessee is not in default under any of the terms and conditions of this Lease as provided herein and Lessee shall have given Lessor at least one hundred and twenty (120) days written notice of Lessee's intent to exercise the option period.

     7. ALTERATIONS & IMPROVEMENTS:

     Lessor shall deliver the Demised Premises to Lessee "AS IS." Any additional work with respect to the Demised Premises as may be contemplated by Lessee, which shall modify, change, or otherwise alter the scope or specifications of the Demised Premises shall be at the sole cost and expense of Lessee. Lessor's delivery of the Demised Premises shall include that all mechanical systems, electrical, plumbing and HVAC Systems shall be in good working order and in compliance with regulatory authorities.

     All alterations, improvements, additions to the Demised Premises during the Lease Term by Lessee, and the contractors, subcontractors or other workmen performing such alterations, improvements or additions, must be approved by Lessor, which consent shall not be unreasonably withheld, and be in accordance with Lessor's building rules and regulations and architectural plans and shall at once when made or installed be deemed to have attached to the real property and shall remain for the benefit of Lessor at the end of the term hereof, excluding Lessee's furniture, removable fixtures and office equipment. Lessor's delivery of the Demised Premises and Lessee's occupancy of same shall indicate Lessee's acceptance of the Demised Premises in all respects, except that Lessee shall have five (5) working days from the first day of occupancy to inspect the Demised Premises for any defects as may exist.

     8. UTILITIES:

     Lessee's use of water, waste, electrical, security monitoring or other utility services furnished by Lessor shall be separately metered or invoiced, and all such bills for utility services shall be paid by the Lessee. Lessor shall insure that utility services are provided to Building and to the Demised Premised. In such event as any utility services shall be interrupted, Lessor shall diligently pursue the resumption of service.

     9. REAL ESTATE TAXES:

     Lessee shall pay its proportionate share of increases in the real estate taxes over the prior year assessed against the real estate and Building on and in which the Demised Premises are located during the term of this Lease, which shall include all real estate taxes, assessments and any other governmental impositions and charges of every kind and nature, whatsoever, which shall or may, during the Lease term, be levied, assessed or imposed. Lessee's proportionate share shall be computed each year by multiplying the total amount of the annual real estate taxes by a fraction, the numerator of which shall be the net rentable area occupied by the Lessee and the denominator of which shall be the total rental area of the Building (.1365436). Notwithstanding the foregoing, provided that the increase in real estate taxes to Lessor shall be equal to or less than five percent (5%), Lessee shall incur no additional rent with respect to real estate taxes; however, in the event that the increase in real estate taxes shall exceed five percent (5%), Lessee shall pay its proportionate share of any such increase.

     10. PERSONAL PROPERTY TAXES:

     Lessee agrees to pay, when due, all taxes assessed Lessee's personal property located in the Demised Premises.

     11. MAINTENANCE AND REPAIR:

     Lessee covenants and agrees to keep and maintain in good order, condition and repair the Demised Premises and any part thereof, including, but not limited to all doors, entrances, elevators, windows, glass, plumbing, heating, air conditioning, and electrical equipment and fixtures, interior walls, floors and ceilings, all plate glass specific to the Demised Premises, storefront and its components, all partitions, door frames, moldings, locks and hardware, fixtures, equipment and appurtenances thereof and improvements thereto (as installed by Lessee) and shall maintain same (including periodic painting and decoration as may be necessary.) Lessee agrees to pay for an Annual Service Contract with a reputable air conditioning company and a reputable elevator service company, approved by Lessor, to provide for the air conditioning systems: quarterly compressor and air handler checks, lubrication, duct inspections, filter changes, freon level and pressure checks; and for the elevator, routine examination, lubrication, cleaning, adjustment, parts replacement and performance of safety tests, including an annual relief pressure test, and to pay for all necessary repairs to and replacement of systems up to $300. per occurrence. Lessor agrees to pay for elevator and air conditioning repairs in excess of Lessee's $300. per occurrence obligation, provided that the repair is not due to Lessee negligence in the use of the systems or failure to provide the Annual Service Contracts as noted above. Repairs to the elevator and air conditioning systems are defined as work necessitated by failures in the systems provided upon occupancy of the Demised Premises. Any additional systems, or specialized air conditioning or heating needs that may arise during the Lease Term, or any specialized requests for air flow, temperature distribution, or environmental requirements within the Demised Premises will be at the sole cost and expense of the Lessee. Lessee shall at Lessee's own cost and expense, repair any damage done to the Demised Premises, including replacement of damaged portions, or items as may be caused by Lessee or Lessee's agents, employees, invitees, or visitors. All such work or repairs by Lessee shall be effected in compliance with all applicable laws; provided, however, if Lessee fails to make such repairs or replacements promptly, Lessor may, at its option, upon 30 days notice to Lessee, make such repairs or replacements, and Lessee shall pay the costs thereof to the Lessor within ten (10) days of Lessor's demand thereof, as additional rent. Lessor shall maintain at Lessor's sole cost and expense all structural and exterior components of the building and the Demised Premises, all capital improvements, including but not limited to the plumbing in the slab or the walls, electrical in the walls and to the electric panel and all building mechanical systems, except for elevator and air conditioning systems, which will be a joint responsibility as described above.

     12. MAINTENANCE & CONTROL OF COMMON AREAS:

     Lessor covenants and agrees that during the term of this Lease or any renewal or extension thereof, it shall keep and maintain the "common areas" in good repair and reasonably lighted. For these services, Lessee shall pay its proportionate share of the annual increases in cost and expense to Lessor of operating and maintaining and repairing the common areas. For the purpose of this article, common area maintenance costs shall mean all sums incurred in connection with the operation, maintenance, and repair of the common areas, excluding capital improvements, and shall include, but not be limited to, the costs and expense of the following:

                o Maintenance and repair of all parking lot surfaces,
                  sidewalks, curbs and driveways, including cleaning, sweeping, sealing, striping, and repaving.

         o Landscaping, replanting, and replacing of flowers, shrubbery, plants and trees and watering the same.

         o        Maintenance and repair of the storm and
                  sanitary drainage systems; lighting systems, emergency water and sprinkler systems and security systems, including electrical charges, bulbs and fixtures which shall always be included in the computation of Lessee's common area maintenance costs.

         o Normal maintenance to the exterior of the Building, including, but not limited to painting the exterior, roof repairs, and structural repairs.

         o Trash removal, not including wood pallets, other non compatible items or trash generated off the premises.

         o        Normal maintenance and cleaning of exterior windows

     Common area maintenance expense shall be computed by multiplying the total amount of the common area maintenance costs each year by a fraction, the numerator of which shall be the net rentable area occupied by the Lessee and the denominator of which shall be the total square footage of the Building (1365436). Lessee's proportionate share of increases in the common area maintenance costs for each calendar year and partial calendar year shall be billed annually. Notwithstanding the foregoing, provided that the increase in common area maintenance to Lessor shall be equal to or less than five percent (5%), Lessee shall incur no additional rent with respect to common area maintenance; however, in the event that the increase in common area maintenance shall exceed five percent (5%), Lessee shall pay its proportionate share of any such increase.

     13. PARKING:

     During the term of this Lease, Lessee shall have the exclusive use of six
(6) parking spaces marked BDM 1-6, and the non-exclusive use in common with Lessor, other Lessees of the building. Their guests and invitees, of the non-reserved, common automobile parking and truck loading areas, driveways and rights-of-way, subject to rules and regulations for the use thereof as prescribed from time to time by Lessor. No specific designated parking spaces shall be assigned to Lessee, except for the six (6) referenced above. Any other agreements between Lessee and Lessor regarding parking must be in writing. Lessor shall have the right to reserve parking spaces as it elects and condition use thereof on such terms as it elects.

     14. SIGNS:

     Any signs erected or placed on any exterior portion of the Demised Premises or the Building shall conform to the requirements and regulations established by the Lessor, including, but not limited to size, colors, aesthetics, and location. Signs will be at the sole expense of the Lessee. All signage as contemplated herein shall be subject to Lessor's approval, which approval shall not be unreasonably withheld.

     15. COMPLIANCE WITH LAWS AND ORDINANCES:

     Lessee, at Lessee's sole cost and expense, will comply with all Federal, State, County, and City laws, ordinances, rules and regulations of any duly constituted authority, affecting or respecting the Demised Premises, as pertains to Lessee's usage of the Demised Premises.

     16. FIRE AND EXTENDED COVERAGE INSURANCE:

     Lessor shall be responsible during the term of this Lease to procure and maintain fire, extended coverage, vandalism, malicious mischief and property insurance on the Building in which the Demised Premises are located. In the event of any loss covered by such insurance, the policy or policies shall provide that the proceeds therefrom shall be payable to the Lessor. Lessee shall pay its proportionate share of increases in the cost of property insurance policies during the term of this Lease which shall be computed by multiplying the total cost of the insurance by a fraction, the numerator of which shall be the net rentable area occupied by the Lessee and the denominator of which shall be the total rentable area of the Building (. 1365436). Notwithstanding the foregoing, provided that the increase in fire and extended coverage insurance to Lessor shall be equal to or less than five percent (5%), Lessee shall incur no additional rent with respect to fire and extended coverage insurance; however, in the event that the increase in fire and extended coverage insurance shall exceed five percent (5%), Lessee shall pay its proportionate share of any such increase. Lessee shall be solely responsible in the event that the cost of the property insurance is increased as a result of Lessee's use and occupancy of the Demised Premises.

     17. INDEMNITY AND LIABILITY INSURANCE:

     Lessee shall indemnify and hold Lessor harmless from all suits, actions, damages, liability, expenses and associated fees and costs, attorney's and otherwise, as a result of Lessee's use of the Demised Premises and any damage or destruction to person (s) or property, loss of life, loss of income from any cause whatsoever, provided that such indemnification as set forth shall not extend to any acts of gross willfull negligence by Lessor, its agents, employees, affiliates and assigns. Lessee convenants and agrees that it will protect, save and hold Lessor forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any law or ordinance, whether occasioned by the gross negligence of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify, save and hold harmless Lessor against and from all claims, losses, costs, damages, liabilities or expenses arising out of, or from any accident or other occurrence on or about the Demised Premises causing injury to any person or property whomsoever or whatsoever, and will protect, indemnify, save and hold harmless Lessor against and from any and all claims, losses, costs, damages, liabilities or expenses arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this Lease.

     Lessee, at all times during the term of this Lease, shall procure and maintain in full force and effect, general public liability insurance, insuring the Lessee against any and all claims, actions, causes of action, costs, liabilities and expenses for or, on account of any injury to or the death of any person or persons, or for or on account of any loss of, damage to or destruction of any property, caused by or resulting from any act or omission occurring on or about the Demised Premises with combined single limits of not less than ONE MILLION DOLLARS ($1,000,000.00) for injuries to one or more than one person in any one accident, and not less than TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) for property damage. Such insurance shall be written with a company authorized to engage in the business of general liability insurance in the State of Florida and shall name Lessor as an additional insured thereunder. Said insurance shall provide that it may not be canceled without the Lessor being given thirty (30) days prior written notice by the insurance company. Lessee shall provide Lessor with current certificates of insurance and shall also provide Lessor with paid receipts or other evidence satisfactory to Lessor indicating payment of the premium for said insurance policy or policies at least thirty (30) days prior to the expiration of the policy or policies of insurance.

     17.1 WAIVER OF SUBROGATION:

     In any event of Lessee's loss or damage to the Building, the Premises, and/or any contents, Lessee shall look first to any insurance in its favor before making any claim against the Lessor.

     Lessee shall obtain for each policy of such insurance, provisions permitting waiver of any claim against the Lessor for loss or damage within the scope of such insurance. Lessee, to such extent permitted, for itself and its insurers, waives all such insured claims against Lessor.

     Notwithstanding any other provision of this Lease, Lessor shall carry, at its own cost, fire and extended coverage insurance and vandalism and malicious mischief insurance on the Leased Premises and the building in which the Leased Premises are a part to the extent Lessor shall deem appropriate, and Lessee shall carry, at its own costs, fire and extended coverage insurance, and vandalism and malicious mischief insurance on the property of the Lessee placed in or upon the Demised Premises to the extent that Lessee shall deem appropriate. Each party obtaining such insurance shall have their insurer under such policies of insurance waive, in writing, any and all rights of subrogation that such insurer might otherwise have against the other party to this Lease. Lessee shall pay the cost of such waiver if a charge is made by Lessor's insurer. Each party to this Lease waives any and all rights of recovery against the other party for losses covered or normally covered by fire and extended coverage insurance and vandalism and malicious mischief insurance.

     18. RIGHT OF FIRST REFUSAL:

     Lessee shall have the Right of First Refusal to lease Suite 102, when it becomes available, except for during the first ninety (90) days of the Lease Period, or (8/l/97-10/31/97), whichever period is longer, during which period, Semco Manufacturing/Unison Technologies shall have the right. Thereafter, Lessee will have the Right of First Refusal, which must be exercised by Lessee within 7 days of notification by Lessor of an offer to lease the Option Premises. Lessor shall forward to Lessee a registered offer and acceptance of the Option Premises whereupon Lessee, at Lessee's election, may determine to lease the Option Premises under the same terms, conditions and covenants of the Demised Premises, except that the rent for Option Premises shall by $.50 per square foot more than for the Demised Premises. If Lessee shall have determined to lease the Option Premises, then the Leases for the Demised Premises and Option Premises shall be coterminous, except for the aforementioned rent rate differential. In the event Lessee does not exercise the Right of First Refusal within 7 days of notification by Lessor, the option shall be deemed by both parties as not exercised and therefore the Right of First Refusal expired.

     19. STORAGE AREA:

     It is understood and agreed that Lessor will permit Lessee to store a reasonable number of dead files in unit 401 at no additional charge, provided unit 401 is not rented and at Lessor's sole discretion.

     20. MECHANIC'S LIEN:

     Lessee shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work performed on behalf of Lessee at Lessee's sole request of any contractor, mechanic, laborer or materialman which might be or become a lien or encumbrance or charge upon the Demised Premises or the Building of which the Demised Premises is a part, or the income therefrom , and Lessee shall not suffer any other matter or thing whereby the estate, right and interest of Lessor in the Demised Premises or in the Building of which Demised Premises is a part might be impaired. Lessee shall include in all contracts and subcontracts for work to be performed on Lessee's behalf at the Demised Premises provisions wherein such contractor or subcontractor acknowledges that Lessor has no liability under such contracts and subcontracts, and that such contractor or subcontractor waives any right it may have to lien or attach Lessor's Building or the real estate upon which the Building is located. If any lien or notice of lien on account of an alleged debt of Lessee or any notice of contract by a party engaged by Lessee or Lessee's contractor to work in the Demised Premises shall be filed against the Demised Premises or the Building of which the Demised Premises is a part, or the real property on which the building is located, Lessee shall, within twenty (20) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien or notice of lien to be discharged within the period provided, then Lessor, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings; and in any such event, Lessor shall be entitled, if Lessor so elects, to defend any prosecution of an action for foreclosure of such lien by the Lienor and to pay the amount of the judgment in favor of the Lienor with interest, costs and allowances. Any amount paid by Lessor and all costs and expenses, including attorney's fees, incurred by Lessor in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Lessor's making payment or incurring of the cost and expense, shall be paid by Lessee to Lessor on demand as additional rent. Nothing in this Lease shall be construed as in any way constituting a consent or request by Lessor, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishings or any materials for any specific or general improvements, alteration or repair of or to the Demised Premises or to any part thereof.

     21. PROPERTY IN THE DEMISED PREMISES:

     All fixtures, carpeting, and other structural alterations attached to the Demised Premises, (other than unattached leasehold improvements, and unattached fixtures furnished by Lessee), shall at once when furnished or installed be deemed to have attached to the freehold and to have become the property of Lessor.

     Unattached, removable trade fixtures and leasehold improvement as provided for herein may be removed by Lessee during the term of the term hereof provided that any and all damage to the Building or the Demised Premises resulting from or caused by such removal, if any, shall be promptly repaired at Lessee's sole cost and expense, and the Demised Premised restored to their original condition at the inception of this Lease, reasonable wear and tear, damage or destruction by fire or other insured casualty excepted.

     All of Lessee's personal property of every kind or description which may at any time be in the Demised Premises shall be there at Lessee's sole risk, and Lessor shall not be liable for any damage to said property or loss suffered by the business or occupation of Lessee, caused by water from any source whatsoever, or from the bursting, overflowing or leaking of sewage, or steam pipes, or from the heating or plumbing fixtures, or from electric wires, or from odors, or caused in any manner whatsoever.

     22. ACCESS TO DEMISED PREMISES:

     Lessor shall have access to the Demised Premises at such reasonable times as shall be mutually agreed to by Lessor and Lessee, notwithstanding, that Lessor in the event of an emergency shall have access to the Demised Premises as needed. Lessee shall permit Lessor to make such repairs, alterations, improvements or additions in and to the Demised Premises that Lessor may deem desirable or necessary. Lessor reserves the right to temporarily stop, interrupt, suspend, or curtail utility services because of accident or emergency, or for alterations, additions, repairs, or improvements to the building, provided that Lessor makes every effort to minimize inconvenience to Lessee, including any adverse affect on ingress or egress to the Demised Premises which might materially, adversely affect the operation of Lessee's business.

     23. ASSIGNMENT & SUBLEASING:

     Lessee shall be without right to assign this Lease or the Demised Premises or sublet the same in whole or in part without the written consent of the Lessor first having been obtained, which consent shall not be unreasonably withheld, nor shall there be an assignment of this Lease by operation of law. However, Lessor agrees and accepts that this Lease shall be assignable to any affiliated or subsidiary companies of Lessee, with the written consent of the Lessor, which consent shall not be unreasonably withheld, and freely assignable to any affiliated or subsidiary company of Lessee, provided said affiliated or subsidiary company's usage, density and parking requirements shall be substantially the same as that of Lessee. Lessee shall promptly pay to Lessor any rent, additional rent or other consideration received by Lessee in connection with any assignment or subletting in excess of the rent, additional rent and other charges hereunder. Any change in the control of Lessee, which is a privately owned corporation, partnership or business trust, herein defined as any change of ownership in excess of fifty percent (50%) of the outstanding shares or interest in the company, without the prior written consent of Lessor to said change in control or operation, shall constitute an attempted assignment or subletting in violation of this provision and shall be null and void and of no effect. Any assignment or subletting even with the approval of the Lessor shall not release the Lessee from liability hereunder. Any change in the use of the Demised Premises in connection with the assignment or subletting shall be subject to Lessors consent which Lessor may withhold in its sole discretion. If, as a result of any approved assignment of the Demised Premises the use thereof is changed, then the Lessee shall be solely responsible for any alterations and improvements and any increase in the cost of fire, extended coverage, vandalism and malicious mischief insurance. Any consent by Lessor to any proposed assignment or subletting shall not constitute consent to any future or subsequent assignment or subletting.

     24. BANKRUPTCY & INSOLVENCY:

     If Lessee's Leasehold estate created hereby shall be taken in execution or by other process of law, or if any receiver or trustee shall be appointed for the business and property of Lessee, but only if such execution of other process, receivership, or trusteeship shall not be discharged or ordered removed within thirty (30) days after the date that Lessee shall receive actual notice thereof; or if Lessee shall be adjudicated a bankrupt, or if Lessee shall make a general assignment of its Leasehold estate created hereby for the benefit of creditors, then in any such event, Lessor may terminate this Lease by giving notice thereof to Lessee, except in the event that Lessee continues to make its rent payments and meets all other obligations of this Lease Agreement, whereupon this Lease Agreement shall remain in full force and effect.

     25. FIRE & CASUALTY:

     If the Demised Premises are damaged or destroyed by fire or other casualty, the following provisions shall determine the effect of the damage or destruction on this Lease:

         o If the Building or the Demised Premises, or both, are completely destroyed, then either the Lessor or the Lessee shall have the right, at its option, to terminate this Lease by giving written notice to the other within thirty (30) days after the date of such damage or destruction, in which event this Lease shall terminate as of the date of such damage or destruction with the same effect as if the date of such damage or destruction was the expiration date, and all Rent and Additional Rent and other sums payable by Lessee hereunder shall be apportioned and paid through and including the date of such damage or destruction.

         o If neither the Lessor nor Lessee terminates this Lease as aforesaid, then Lessor shall immediately commence and within one hundred eighty (180) days from the date of such damage, shall complete the repairs, rebuilding and/or reconstruction of the Building and the Demised Premises so as to restore the same with a building of the same general type of construction as presently exists. From the date of such damage or destruction and until the Demised Premises are fully restored the Rent and Additional Rent shall completely abate if there is total destruction or if there is partial destruction or occurrence of damage or destruction, then the Rent and Additional Rent shall be equitably apportioned according to the area of the Demised Premises which is unusable by Lessee.

     If the Building or the Demised Premises, or both, are partially damaged or destroyed, but remain suitable for the continued operation of Lessee's business, by mutual agreement of Lessor and Lessee, then Lessor shall commence the restoration of the Building or the Demised Premises within thirty (30) days after the date of occurrence of such damage or destruction therein and shall complete the repair and restoration of the Demised Premises and/or Building to a condition which is substantially similar to that which existed immediately prior to the damage or destruction within ninety (90) days after the date of such commencement. During such period of time, rent and additional rent shall abate as set fourth above from the date of such damage or destruction until completion of the repairs or restoration. Notwithstanding the foregoing, Lessor has the right to provide Lessee substitute premises, if available, for Lessee's use during which time Lessee shall continue to pay rent for use of same.

     26. CONDEMNATION OR APPROPRIATION:

     If, after the execution of this Lease or any extension or renewal hereof, any portion of the Demised Premises shall be appropriated or condemned under power of eminent domain or by any competent authority, such taking or appropriation shall not render this Lease void, except that if the amount taken makes the Demised Premises untenantable by mutual agreement of Lessor and Lessee, then this Lease shall become void from the time when possession thereof is taken as a result of such proceedings, and the Lessee shall pay all rents and perform and observe all other covenants hereof up to the time when possession is taken.

     In the event that only a portion of the Demised Premises is taken as a result of such proceedings, and provided Lessor and Lessee agree that the remaining portion of the Demised Premises is Lesseeable, the Lessor, with all reasonable dispatch, shall repair the remaining portion of the Demised Premises so as to restore the same to a complete architectural unit, and there shall be a proportionate abatement of rent and additional rent, based on the reduced size of the Demised Premises.

     Lessee shall have the right to make a separate/secondary claim for any damages or loss as shall be occasioned under such taking, insofar as such claim shall not materially diminish or adversely impact any claim (s) as may be instituted by Lessor.

     27. NOTICES:

     All notices herein required or permitted to be given to or served upon either party shall be in writing. Any such notice shall be sufficiently given or served if sent by certified mail or by any nationally recognized overnight carrier to the Lessor or Lessee at the address set fourth on the first page thereof.

     28. RIGHT OF LESSOR TO PERFORM LESSEE'S COVENANTS:

     Lessor shall have the right at any time, after thirty (30) days written notice to Lessee (or without notice in case of an emergency or in case any fine, penalty, interest or cost may otherwise be imposed), to make any payment or perform any act required by Lessee under any provision of this Lease, and in exercising such right, to incur necessary and incidental costs and expense. Nothing herein shall imply any obligation on the part of Lessor to make any payment or perform any act required of the Lessee, and the exercise of the right to do so shall not constitute a Lease of any obligation or a waiver of any default.

     All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed by the Lessee within thirty (30) days after such payment together with interest at two points over the Prime Lending Rate as stated in The Wall Street Journal from the respective date of the making of such payment or the incurring of such costs and expense. In addition to any other rights and remedies available to Lessor, Lessor shall have, in respect of Lessee's failure to make reimbursement of any amount as aforesaid, the same rights and remedies as in the case of a default by Lessee in the payment of rent.

     29. DEFAULT BY LESSEE:

     The following actions shall constitute a default by Lessee: (1) failure to make any rental payment, including prorated increases in the cost of Real Estate Taxes, Common Area Maintenance, Insurance and any other payments due hereunder (hereinafter "rents") within fifteen (15) days after the same shall become due;
(2) abandonment of the Demised Premises; (3) breach or failure to perform any of the terms or conditions of this Lease other than the payment of rents, as defined in (1) above, which if such breach or failure to perform shall continue after the expiration of thirty (30) days from date the Lessor gives notice to Lessee of such breach or failure to perform; provided, however, that if such breach or failure to perform is of such a nature that it cannot be reasonably corrected within thirty (30) days , then no breach or failure to perform shall be deemed to have occurred if the Lessee promptly, upon receipt of the notice, commences the curing of the breach or failure to perform and diligently prosecutes the same to completion.

     In the event of any default as defined herein, the Lessor shall have the immediate right to end Lessee's right of possession under this Lease, and to re-enter and remove all persons and property from the Demised Premises, and to dispose of any such property, all without service of notice to Lessee or resort to legal process, and without Lessor being liable for any loss which may be occasioned thereby. Should Lessor elect to re-enter, as herein provided, or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may make such alterations and repairs thereof which Lessor in its sole discretion may deem advisable, and Lessor may re-let the Demised Premises for such term or terms (which may be for a term extending beyond the term of this Lease or any extensions or renewals thereof) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such reletting, any rentals received by Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than rents, as defined in (1) above, due thereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorney's fees, costs and expenses of litigation reasonably incurred and the cost of alterations and repairs; third, to the payment of rents, as defined in (1) above, due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rents, as defined in (1) above, to be paid during that month by Lessee hereunder. Lessee shall pay the cost any deficiency to Lessor.

     No such re-entry or taking of possession of the Demised Premises by Lessor shall be construed as an election on its part to terminate this Lease in its entirety unless a written notice of such termination be given to Lessee or unless the termination be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease in its entirely for any default by Lessee. Should Lessor terminate this Lease in its entirety, for any such default, in addition to any other remedies it might have, Lessor may recover from Lessee all damages that Lessor may incur by reason of such default including, but not limited to, any then due and unpaid rents, as defined in (1) above, the cost of recovering the Demised Premises and reasonable Attorney's fees. Should Lessor at any time end Lessee's right of possession for any default by Lessee, (as hereinbefore provided), without termination of the Lease in its entirety, in addition to any other remedies it might have, Lessor may recover from Lessee all damages that Lessor may incur by reason of such default, including but not limited to, any then due and unpaid rents, as defined in (1) above, the cost of recovering the Demised Premises, reasonable attorney's fees, and the balance of the rents as defined in (1) , above unpaid for the remainder of the term hereof, all of which amounts shall be immediately due and payable from Lessee to Lessor.

     Further, upon breach or threatened breach by Lessee of any provision of this Lease, Lessor shall have the right of injunction as if other remedies were not provided for herein. Notwithstanding anything in this lease as may be contained to the contrary, in the event of default under this Lease by Lessee, Lessee shall have any and all rights and remedies with respect to default under Florida State, Federal, Municipal, County, City or other applicable law or statutes and in no event shall Lessee waive any of those rights or remedies as contemplated herein excepting waiver of trial by jury, and the right to interplead any claims, notwithstanding that the provisions of this lease shall take precedent.

     30. WAIVER OF LESSEE'S DEFAULT:

     No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Lessor at any time when Lessee is in default under any covenant or condition hereof, be construed as a waiver of such default or of Lessor's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Lessor to Lessee be taken as an estoppel against Lessor.

     31. HOLDING OVER:

     In the event Lessee continues to occupy the Demised Premises after the last day of the initial term hereby created, or after the last day of any renewal or extension of said term, and if Lessor does not consent to such holding over, only a month to month tenancy shall be created at 2.0 times the then applicable rental rate and upon the same terms and conditions contained herein.

     32. SUBORDINATION AND COMPLIANCE WITH LENDER REQUIREMENTS:

     This Lease is and shall be subject and subordinate to any mortgage or other lien created by Lessor, whether presently existing or hereinafter arising upon the Demised Premises or the Building and to any renewals, refinancing and extension thereof Lessee agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate. Lessor is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, or any other lien now existing or hereinafter placed upon the Demised Premises or the Building, and Lessee agrees upon demand to execute such further instruments subordinating this Lease or pursuant to which Lessee shall attorn to the holder of any such liens as Lessor may request. If Lessee should fail to execute any subordination or other agreement required hereunder as requested, within a reasonable period of time, then Lessee hereby irrevocably constitutes Lessor as its Attorney-in-Fact to execute such instrument in Lessee's name, place and stead, it being agreed that such power is irrevocable and is one coupled with an interest. In consideration of the foregoing, Lessor shall grant to Lessee for the term of this Lease and any subsequent renewal thereof, a Right of Non-Disturbance with respect to the Demised Premises, provided that Lessee shall be in compliance with all terms, conditions, and covenants of this Lease. Lessor shall request any Lender with an interest in the property to agree that as long as Lessee is current in its obligations under the Lease, that Lessee's occupancy and rights under the Lease shall not be disturbed.

     Lessee agrees that it will from time to time, within fifteen (15) days after request by Lessor, execute and deliver to such persons as Lessor shall request, a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that the Lessor is not ill default hereunder (or if Lessee alleges a default, stating the nature of such alleged default) and further stating such other matters as Lessor or its mortgagee shall reasonably require, including certain financial information about the Lessee.

     33. LESSOR'S LIEN:

     Lessee hereby grants to Lessor a lien and security interest on all property of Lessee now or hereinafter placed in or upon the Demised Premises, and such property shall be and remain subject to such lien and security interest of the Lessor for payment of all rents and other sums agreed to be paid by Lessee hereunder. Provided, however, that Lessor shall not have a lien which would be superior to a lien from a lending institution, supplier or leasing company, if such lending institution, supplier or leasing company has a security interest in the equipment, furniture or other tangible personal property and which security interest has it origin in a transaction whereby Lessee acquired such equipment, furniture or other tangible personal property. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code as enacted and in force in the state of Florida so that the Lessor shall have and may enforce a security interest on all property of the Lessee now or hereafter placed in or upon the Demised Premises, in addition to any and all other rights of the Lessor provided by law. Lessee agrees to execute as debtor, such financing statement or statements and other such documents as Lessor may now or hereafter request in order to protect or further perfect Lessor's security interest.

     34. QUIET ENJOYMENT:

     Lessor covenants and warrants to Lessee that during the term of this Agreement, if Lessee is not in default hereunder, Lessee's quiet and peaceable enjoyment of the Demised Premises shall not be disturbed nor interfered with.

     35. INVALIDITY OF A PARTICULAR PROVISION:

     If any term or provision of this Lease shall to any extent be deemed invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent provided by law.

     36. ATTORNEY'S FEES:

     As to any dispute or lawsuit hereunder including at appellate level or in any bankruptcy proceedings, the prevailing party shall be entitled to recover its reasonable attorney's fees, court cost and other costs of collection from the non-prevailing party.

     37. GOVERNING BODY:

     All matters pertaining to this Lease shall be governed by the laws of the State of Florida.

     38. FORCE MAJEURE:

     Whenever a period of time is herein prescribed for the taking of any action by the Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, unforeseen conditions, regulations, zoning, building department delays, or restrictions, or any other cause whatsoever beyond the reasonable control of the Lessor.

     39. SUCCESSORS AND ASSIGNS:

     All warranties, covenants and agreements herein shall inure to the benefit of and be binding upon the heirs, devisee, executors, administrators, successors and assigns of Lessor and Lessee.

     40. RECORDING:

     Lessee agrees not to record this Lease or any memorandum hereof, but Lessor may record this Lease or a memorandum thereof, at its sole discretion.

     41. EXONERATION:

     The Lessor or any successor in interest that may be an individual, joint venture, tenancy in common, firm or partnership, general or limited, shall not be subject to personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect to any of the covenants or conditions of this Lease. The Lessee shall look solely to the equity of the Lessor in the building for the satisfaction of the remedies of the Lessee in the event of a breach by the Lessor. It is mutually agreed that this clause is and shall be considered an integral part of the aforesaid Lease.

     42. BROKERS:

     Each party represents and warrants to the other that it has not made any agreement or taken any action which has not already been disclosed and which may cause anyone other than Trine Realty Partners to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party's breach of its representation or warranty contained in this Section, except for Trine Realty Partners, which represents the Lessee, but whose commission will be paid in its entirety by the Lessor.

     43. RADON:

     Radon is a naturally occurring radioactive gas that, when it has accumulated in the building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county or public health unit.

     44. COMPLIANCE WITH ADA AND PREMISES:

     Lessor, to the best of Lessor's knowledge, shall deliver the Demised Premises in compliance with current space and access requirements of the Americans With Disabilities Act as of the date of execution of this Lease Agreement. Notwithstanding the foregoing, in such event that the Demised Premises shall not be in compliance with the then current applicable ADA requirements for space and access, the following shall occur: (1) Lessor may, at Lessor's sole determination, agree to make such repairs and/or alterations to accomplish compliance; or (2) Lessor, at Lessor's sole determination, may terminate this Lease, wherein Lessor and Lessee shall be released from any and all obligations as may have been assumed under this Lease. Lessee further warrants that any Lessee improvements in the future will be designed and will be built in full compliance with the then current space and access requirements of the Americans With Disabilities Act. Nothing contained herein shall apply to any instances where Lessee's non compliance with respect to ADA requirements shall be caused by Lessee's specific usage of the Demised Premises.

     45. COMPLIANCE WITH RULES AND REGULATIONS:

     Lessee shall observe and comply with all reasonable rules and regulations hereinafter set forth, which are made a part hereof, and with such further or amended rules and regulations as Lessor may prescribe, for the safety, care, and cleanliness of the Building, and the comfort, quiet, and convenience of all occupants of the Building. A copy of the rules and regulations now existing is attached hereto as Exhibit "A." Lessor reserves the right to amend and modify said rules and regulations at any time as Lessor in its sole discretion may deem necessary. Any such amendments shall be considered a part of this Lease as if originally attached hereto.

     IN WITNESS WHEREOF, the parties have hereunto executed this Lease on the day and year first above set forth.

WITNESSED BY:                        "LESSOR"
/S/ SANDY GORMAN                     PEARL PROPERTIES, LTD.,
                                     Pearl Properties, Inc., General Partner

                                     By: /S/ BILL PEARL
                                         Bill Pearl
                                         Its President

                                     "LESSEE"
                                      BANKERS DIRECT MORTGAGE
                                      CORPORATION

                                      By: /S/ CHRISTOPHER CASTRO
                                          Christopher Castro
                                          Its President

STATE OF FLORIDA                   )
                                   ) SS:
COUNTY OF PALM BEACH               )

     Before me, a Notary Public in and for said County and State, personally appeared the above named Bill Pearl and Christopher Castro who acknowledged that they did sign the foregoing instrument and that the same is their free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal this 13th day of August, 1997.


FRANK E. MCCOWN
NOTARY PUBLIC

                                   EXHIBIT "A"

                              RULES AND REGULATIONS

Attached to and made a Part of Lease

1. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors and halls shall not be obstructed or used for any purpose other than ingress or egress without the prior written consent of Lessor.

2. The toilets, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of such fixtures shall be borne by Lessee who, or whose employees, agents, invitees or sub-Lessees, their employees, agents or invitees, shall have caused the same.

3. No Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building; provided, however, that alterations, the construction of Lessee improvements, and decorating shall be permitted subject to the terms of the Lease with Lessee. No boring, cutting or stringing of wires, installation of telephones and call boxes, or laying of floor coverings shall be permitted without the prior written consent of Lessor (and then subject to such restrictions as Lessor shall impose as a condition to such consent).

4. No bicycles, vehicles or animals of any kind (except for guide dogs for the blind) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by any Lessee on the Premises without prior written consent of Lessor (and then subject to such restrictions as Lessor shall impose as a condition to such consent) excepting the preparation of coffee, tea, hot chocolate and similar items for Lessee, its employees and invitees and its sub-Lessees, their employees and invitees. No Lessee shall cause or permit any unusual or objectionable odors to escape from the Premises.

5. No Lessee shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of musical instrument, radio, phonograph, unusual noise, or in any other way.

6. No Lessee shall throw or store anything out of doors or down the Building corridors, stairwells or other areas of the Building.

7. All removals, or the carrying in or out of any safes, freight, furniture, or bulky or heavy matter of any description must take place at the time and in the manner which Lessor may determine from time to time and with appropriate assurance to avoid damage to the Building, or any portion thereof. The moving of safes or other fixtures or bulky or heavy matter of any kind must be made upon previous notice to the manager of the Building and under his supervision and the persons employed by any Lessee for such work must be acceptable to Lessor. Lessor reserves the right to inspect all safes, freight or other bulky or heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Lessor reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the Building floors.

8. No Lessee shall purchase or otherwise obtain for use in the Premises vending machines, barbering, bootblacking or other like services, or purchase or otherwise obtain janitorial, maintenance or other like services, except from persons authorized by Lessor, and at hours and under regulations fixed by Lessor.

9. No Lessee shall engage in any advertising, which in Lessor's opinion, tends to impair the reputation of the Building or its desirability and upon written notice from Lessor, any Lessee shall immediately discontinue any such advertising.

10. The requirements of Lessees will be attended to only upon application to the Lessor's Office or to such other place as Lessor may from time to time direct.

11. Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

12.      a.   The parking areas shall be used for the parking of
         personal transportation vehicles (cars, pickups, motorcycles, etc.) only. The parking areas shall not be used for any other use including, without limitation, washing or repairing vehicles, overnight parking, or other storage of vehicles, or loading and unloading (except in such zones as Lessor may from time to time designate for such purpose).

         b. Lessor shall have no obligation to maintain any attendant at or for the parking areas Lessor shall have no obligation or liability to Lessee, its agents, employees, or invitees, for any loss or damage suffered to property or persons on account of the use or misuse of the parking areas by persons other than Lessor.

         c. Lessor reserves the right to use the parking areas for such other purposes as it may from time to time designate.

         d. Lessor reserves the right to tow, or cause to be towed, any vehicle on account of any violation of these Rules and Regulations, and the costs thereof shall be borne by the owner or driver of any such vehicle.

         e. Lessor has the absolute right to relocate or redesign the parking facility.

13. All deliveries made to or on behalf of any Lessee or its Premises shall be conducted in such a manner to avoid inconvenience to other Lessees and their employees, clients and customers.

14. Lessee shall familiarize each of its employees with the portions of this Exhibit pertinent to them.

15. To enhance Building Security, outside overhead door lights have been placed on electric eyes at the front and rear entrances to the Premises and are powered on the circuits paid for by the Lessee.

PEARL PROPERTIES, LTD
INDEX OF LEASE
BETWEEN
PEARL PROPERTIES, LTD
AND
BANKERS DIRECT MORTGAGE CORPORATION

SECTION           HEADING                                         PAGE
1                 Demised Premises                                  1
2                 Use                                               1
3                 Term                                              1
4                 Rent                                              1
5                 Security Deposit, First & Last Month's Rent       2
6                 Option to Renew                                   2
7                 "As Is", Alterations & Improvements               2
8                 Utilities                                         2
9                 Real Estate Taxes                                 2
10                Personal Property Taxes                           2
11                Maintenance & Repair                              3
12                Maintenance & Control of Common Areas             3
13                Parking                                           3
14                Signs                                             4
15                Compliance with Laws & Ordinances                 4
16                Fire & Extended Coverage Insurance                4
17                Indemnity & Liability Insurance                   4
18                Right of First Refusal                            5
19                Storage Area                                      5
20                Mechanic's Lien                                   5
21                Property in the Demised Premises                  6
22                Access to Demised Premises                        6
23                Assignment & Subleasing                           6
24                Bankruptcy & Insolvency                           6
25                Fire & Casualty                                   7
26                Condemnation or Appropriation                     7
27                Notices                                           7
28                Right of Lessor to Perform Lessee's Covenants     7
29                Default by Lessee                                 7
30                Waiver of Lessee's Default                        8
31                Holding Over                                      8
32                Subordination and Compliance with Lender          8
33                Lessor's Lien                                     9
34                Quiet Enjoyment                                   9
35                Invalidity of a Particular Provision              9
36                Attorney's Fees                                   9
37                Governing Body                                    9
38                Force Majeure                                     9
39                Successors & Assigns                              9
40                Recording                                         9
41                Exoneration                                       9
42                Brokers                                           9
43                Radon                                             10
44                Compliance With ADA & Premises                    10
45                Change of Location                                10
46                Compliance with Rules & Regulations               10
48                Exhibit "A"                                       12